SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                           Commission File No. 0-28223

         Date of Report (Date of earliest event reported): June 25, 2002


                           ChampionLyte Products, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Florida                               65-0510294
     -------------------------------             -----------------
     (State or Other Jurisdiction                (I.R.S. Employer
      of Incorporation)                           Identification No.)


              1356 N.W. Boca Raton Blvd., Boca Raton, Florida 33432
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (561) 417-6800
            --------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



Item 5.   Other Events
          ------------

          As reported in Form 10QSB for the period ending March 31, 2002, the Company's liquidity at that time was adequate to maintain the Company's operations for a period of four to six months unless additional capital was raised by the Company. Since that disclosure, the Company has continued to seek additional financing from various sources. To date, the Company's efforts in this regard have been unsuccessful.


         The success of the Company's efforts to obtain financing is largely dependent on the actions of the Company's Series II Preferred Stockholder, US Bancorp Investments, Inc.("US Bancorp"). US Bancorp has declined to advance additional capital to the Company. Based on the existing covenants and restrictions in our agreements with US Bancorp, other entities that might provide financing to the Company will have to negotiate with US Bancorp on issues involving dilution, subordination and acceleration. The Company has no control over those negotiations.

         Besides seeking new capital, the Company has taken and continues to take steps to reduce expenses. Since May 2002, the senior officers of the Company have deferred all salary and other payments from the Company. The Company is in the process of renegotiating certain of its agreements with its co-packers and distributors in an effort to enhance the current cash flow from the bottling and sale of its products. In addition, the Company continues to cut back or eliminate other expenses to preserve working capital.

         The Company continues to expect to be able to maintain operations throughout the previously estimated period. However, in the event the Company is unable to obtain additional financing in the coming months, the Company will have to curtail operations significantly or find strategic partners with whom to continue operations.


SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CHAMPIONLYTE PRODUCTS, INC.


                                   By: /s/ Mark Streisfeld
                                       --------------------------------
                                       Name:   Mark Streisfeld
                                       Title:  President

Date: June 28, 2002
















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